                                                                 EXHIBIT h(5)(a)


                                    AGREEMENT

                                       and

                             PLAN OF REORGANIZATION

                                       for

                        AIM ADVISOR LARGE CAP VALUE FUND

                                       and

                              AIM BASIC VALUE FUND



                                 March 22, 2000

                                TABLE OF CONTENTS




ARTICLE 1  DEFINITIONS........................................................1
   Section 1.1  Definitions...................................................1

ARTICLE 2  TRANSFER OF ASSETS.................................................4
   Section 2.1  Reorganizations...............................................4
   Section 2.2  Computation of Net Asset Value................................4
   Section 2.3  Closing of Acquired Fund's Share Transfer Books...............4
   Section 2.4  Delivery......................................................5
   Section 2.5  Termination of Series.........................................5
   Section 2.6  Issuance of Acquiring Fund Shares.............................5
   Section 2.7  Investment Securities.........................................5
   Section 2.8  Liabilities...................................................5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF AAF..............................6
   Section 3.1  Organization; Authority.......................................6
   Section 3.2  Registration and Regulation of AAF............................6
   Section 3.3  Financial Statements..........................................6
   Section 3.4  No Material Adverse Changes; Contingent Liabilities...........6
   Section 3.5  Acquired Fund Shares; Liabilities; Business Operations........6
   Section 3.6  Accountants...................................................7
   Section 3.7  Binding Obligation............................................7
   Section 3.8  No Breaches or Defaults.......................................7
   Section 3.9  Authorizations or Consents....................................7
   Section 3.10  Permits......................................................7
   Section 3.11  No Actions, Suits or Proceedings.............................7
   Section 3.12  Contracts....................................................8
   Section 3.13  Properties and Assets........................................8
   Section 3.14  Taxes........................................................8
   Section 3.15  Benefit and Employment Obligations...........................9
   Section 3.16  Brokers......................................................9
   Section 3.17  Voting Requirements..........................................9
   Section 3.18  State Takeover Statutes......................................9
   Section 3.19  Books and Records............................................9
   Section 3.20  Prospectus and Statement of Additional Information...........9
   Section 3.21  No Distribution..............................................9
   Section 3.22  Liabilities..................................................9
   Section 3.23  Value of Shares..............................................9
   Section 3.24  Shareholder Expenses.........................................9
   Section 3.25  Intercompany Indebtedness....................................9
   Section 3.26  Diversification of Assets....................................9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF AGS.............................10
   Section 4.1  Organization; Authority......................................10
   Section 4.2  Registration and Regulation of AGS...........................10
   Section 4.3  Financial Statements.........................................10
   Section 4.4  No Material Adverse Changes; Contingent Liabilities..........10
   Section 4.5  Registration of Acquiring Fund Shares........................10
   Section 4.6  Accountants..................................................11
   Section 4.7  Binding Obligation...........................................11
   Section 4.8  No Breaches or Defaults......................................11
   Section 4.9  Authorizations or Consents...................................11


                                       (i)

   Section 4.10  Permits.....................................................11
   Section 4.11  No Actions, Suits or Proceedings............................12
   Section 4.12  Taxes.......................................................12
   Section 4.13  Brokers.....................................................12
   Section 4.14  Representations Concerning the Reorganization...............12
   Section 4.15  Prospectus and Statement of Additional Information..........13
   Section 4.16  Value of Shares.............................................13
   Section 4.17  Intercompany Indebtedness; Consideration....................13

ARTICLE 5  COVENANTS.........................................................13
   Section 5.1  Conduct of Business..........................................13
   Section 5.2  Announcements................................................14
   Section 5.3  Expenses.....................................................14
   Section 5.4  Further Assurances...........................................14
   Section 5.5  Notice of Events.............................................14
   Section 5.6  Access to Information........................................14
   Section 5.7  Consents, Approvals and Filings..............................15
   Section 5.8  Submission of Agreement to Shareholders......................15

ARTICLE 6  CONDITIONS PRECEDENT TO THE REORGANIZATION........................15
   Section 6.1  Conditions Precedent of AGS..................................15
   Section 6.2  Mutual Conditions............................................16
   Section 6.3  Conditions Precedent of AAF..................................16

ARTICLE 7  TERMINATION OF AGREEMENT..........................................17
   Section 7.1  Termination..................................................17
   Section 7.2  Survival After Termination...................................17

ARTICLE 8  MISCELLANEOUS.....................................................17
   Section 8.1  Survival of Representations and Warranties...................17
   Section 8.2  Governing Law................................................17
   Section 8.3  Binding Effect, Persons Benefitting, No Assignment...........18
   Section 8.4  Obligations of AGS and AAF...................................18
   Section 8.5  Amendments...................................................18
   Section 8.6  Enforcement..................................................18
   Section 8.7  Interpretation...............................................18
   Section 8.8  Counterparts.................................................18
   Section 8.9  Entire Agreement; Schedules..................................18
   Section 8.10  Notices.....................................................18
   Section 8.11  Representations by AIM Advisors.............................19

  Schedule 6.1(d)  Opinion of Counsel to AGS
  Schedule 6.2(g)  Tax Opinion
  Schedule 6.3(d)  Opinion of Counsel to AAF



                                      (ii)

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 22, 2000 (this "Agreement"), by and among AIM Advisor Funds, Inc., a Maryland corporation ("AAF"), acting on behalf of AIM Advisor Large Cap Value Fund, a series of AAF (the "Acquired Fund"), AIM Growth Series, a Delaware business trust ("AGS"), acting on behalf of AIM Basic Value Fund, a series of AGS the ("Acquiring Fund"), and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH


         WHEREAS, AAF is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "Investment Company Act") that offers separate series of its shares representing interests in its investment portfolio; and

         WHEREAS, the Acquired Fund is a series of AAF; and

         WHEREAS, AGS is an investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in its investment portfolios; and

         WHEREAS, the Acquiring Fund is a series of AGS; and

         WHEREAS, AIM Advisors provides investment advisory services to both the Acquired Fund and the Acquiring Fund; and

         WHEREAS, the Acquired Fund desires to provide for its reorganization through the transfer of all of its assets to the Acquiring Fund in exchange solely for the assumption by the Acquiring Fund of all of its liabilities and the issuance by AGS of shares of the Acquiring Fund in the manner set forth in this Agreement; and

         WHEREAS, this Agreement is intended to be, and is adopted by the parties as, a "plan of reorganization" within the meaning of the regulations under Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AAF, AGS and AIM Advisors agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

         "AAF" means AIM Advisor Funds, Inc., a Maryland corporation.

         "AAF Registration Statement" means the registration statement on Form N-1A of AAF, as amended, Registration No. 811-3886.

         "Acquired Fund" means AIM Advisor Large Cap Value Fund, a separate series of AAF.

         "Acquired Fund Class A Shareholders" means the holders of record as of the Effective Time of Class A Shares.

         "Acquired Fund Class A Shares" means Class A shares of common stock of the Acquired Fund issued by AAF.

         "Acquired Fund Class B Shareholders" means the holders of record as of the Effective Time of Class B Shares.

         "Acquired Fund Class B Shares" means Class B shares of common stock of the Acquired Fund issued by AAF.

         "Acquired Fund Class C Shareholders" means the holders of record as of the Effective Time of Class C Shares.

         "Acquired Fund Class C Shares" means Class C shares of common stock of the Acquired Fund issued by AAF.

         "Acquired Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

         "Acquired Fund Net Value" means the value of the Assets less the amount of the liabilities determined pursuant to Section 2.2(c) of this Agreement.

         "Acquired Fund Shareholders" means the holders of record as of the Effective Time of the issued and outstanding capital stock of the Acquired Fund.

         "Acquired Fund Shareholders Meeting" means a meeting of the shareholders of the Acquired Fund convened in accordance with applicable law and the Articles of Incorporation of AAF to consider and vote upon the approval of this Agreement and the Reorganization contemplated by this Agreement.

         "Acquired Fund Shares" means the Acquired Fund's Class A shares, Class B shares, and Class C shares.

         "Acquiring Fund" means AIM Basic Value Fund, a separate series of AGS.

         "Acquiring Fund Class A Shares" means Class A shares of beneficial interest in the Acquiring Fund issued by AGS.

         "Acquiring Fund Class B Shares" means Class B shares of beneficial interest in the Acquiring Fund issued by AGS.

         "Acquiring Fund Class C Shares" means Class C shares of beneficial interest in the Acquiring Fund issued by AGS.

         "Acquiring Fund Financial Statements" shall have the meaning set forth in Section 4.3 of this Agreement.

         "Acquiring Fund Shares" means shares of beneficial interest in the Acquiring Fund issued by AGS pursuant to Section 2.6 of this Agreement.

         "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

         "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

         "Agreement" means this Agreement and Plan of Reorganization, together with all schedules attached hereto and all amendments hereto and thereof.

         "AGS" means AIM Growth Series, a Delaware business trust.

         "AGS Registration Statement" means the registration statement on Form N-1A of AGS, as amended, Registration No. 811-2699.

         "Assets" means all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on the Acquired Fund's books, and other property owned by the Acquired Fund at the Valuation Time.

         "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AAF on behalf of the Acquired Fund, or otherwise providing benefits to any current or former employee, officer or trustee of AAF.

         "Closing" means the transfer of the Assets to the Acquiring Fund, the assumption of the Liabilities by the Acquiring Fund and the issuance of the Acquiring Fund Shares directly to the Acquired Fund Shareholders as described in
Section 2.1 of this Agreement.

         "Closing Date" means June 19, 2000, or such other date as the parties may mutually determine.

         "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

         "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

         "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

         "Fund" means the Acquired Fund or the Acquiring Fund.

         "Governmental Authority" means any foreign, U.S. or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

         "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

         "Liabilities" means all of the Acquired Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Valuation Time, and whether or not specifically referred to in this Agreement.

         "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

         "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

         "Permit" shall have the meaning set forth in Section 3.10 of this Agreement.

         "Person" means an individual or a corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Reorganization" means the acquisition of all of the Assets by the Acquiring Fund in consideration of the assumption by the Acquiring Fund of all of the Liabilities and the issuance by AGS of Acquiring Fund Shares directly to Acquired Fund Shareholders as described in this Agreement, and the termination of the Acquired Fund's status as a designated series of shares of AAF.

         "Required Shareholder Vote" shall have the meaning set forth in Section
3.17 of this Agreement.

         "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

         "Tax" means any tax or similar governmental charge, impost or levy -- including income taxes (including alternative minimum tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, or windfall profit taxes -- together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

         "Valuation Time" means the close of regular trading on the NYSE on the Closing Date.

                                    ARTICLE 2
                               TRANSFER OF ASSETS

         Section 2.1 Reorganization. At the Effective Time, all of the Assets shall be delivered to the Custodian for the account of the Acquiring Fund in exchange for the assumption by the Acquiring Fund of all of the Liabilities and delivery by AGS directly to (a) the Acquired Fund Class A Shareholders of a number of the Acquiring Fund Class A Shares (including, if applicable, fractional shares rounded to the nearest thousandth) determined by dividing the Acquired Fund Net Value attributable to the Acquired Fund Class A Shares by the net asset value of an Acquiring Fund Class A Share as of the Valuation Time, (b) the Acquired Fund Class B Shareholders of a number of the Acquiring Fund Class B Shares (including, if applicable, fractional shares rounded to the nearest thousandth) determined by dividing the Acquired Fund Net Value attributable to the Acquired Fund Class B Shares by the net asset value of an Acquiring Fund Class B Share as of the Valuation Time, and (c) the Acquired Fund Class C Shareholders of a number of the Acquiring Fund Class C Shares (including, if applicable, fractional shares rounded to the nearest thousandth) determined by dividing the Acquired Fund Net Value attributable to the Acquired Fund Class C Shares by the net asset value of an Acquiring Fund Class C Share as of the Valuation Time. Upon delivery of the Assets, the Acquiring Fund will receive good and marketable title thereto free and clear of all Liens.

         Section 2.2 Computation of Net Asset Value.

         (a) The net asset value of each class of the Acquiring Fund Shares, and the Acquired Fund Net Value, shall, in each case, be determined as of the Valuation Time.

         (b) The net asset value of each class of the Acquiring Fund Shares shall be computed in accordance with the policies and procedures of the Acquiring Fund as described in the AGS Registration Statement.

         (c) The Acquired Fund Net Value shall be computed in accordance with the policies and procedures of the Acquired Fund as described in the AAF Registration Statement.

         (d) All computations pursuant to paragraphs (b) and (c) shall be made by agreement of AAF and AGS. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

         (e) If, immediately before the Valuation Time, (i) the NYSE is closed to trading or trading thereon is restricted or (ii) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of the Acquired Fund's Net Value and the net asset value per share of the Acquiring Fund's Shares is impracticable, the Effective Time shall be postponed until the first Business Day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

         Section 2.3 Closing of Acquired Fund's Share Transfer Books. The share transfer books of the Acquired Fund will be permanently closed as of the Valuation Time, and only requests for the redemption of Acquired Fund Shares received in proper form prior to the Valuation Time shall be accepted by the Acquired Fund. Redemption requests thereafter received by the Acquired Fund shall be deemed to be redemption requests for Acquiring Fund Shares to be distributed to the Acquired Fund Shareholders under this Agreement (assuming that the transactions contemplated by this Agreement have been consummated).

         Section 2.4 Delivery.

         (a) The Assets shall be delivered by AAF to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, AAF shall instruct the Custodian to transfer the Assets to the account of the Acquiring Fund at the Effective Time. The Assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by the Acquired Fund shall be delivered at the Effective Time and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of the Acquiring Fund at the Custodian.

         (b) If, on the Closing Date, the Acquired Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities purchased by it prior to the Closing Date that have not yet been delivered to the Acquired Fund or its broker, then AGS shall waive the delivery requirements of Section 2.4(a) with respect to such undelivered securities if the Acquired Fund has delivered to the Custodian by or on the Closing Date, and with respect to such undelivered securities, executed copies of an agreement of assignment and escrow agreement and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AGS or the Custodian, including brokers' confirmation slips.

         Section 2.5 Termination of Series. As soon as reasonably practicable, but in all events within six months, after the Closing Date, the status of the Acquired Fund as a designated series of shares of AAF shall be terminated; provided, however, that such termination shall not be required if the Reorganization is not consummated.

         Section 2.6 Issuance of Acquiring Fund Shares. At the Effective Time,
(a) each Acquired Fund Class A Shareholder shall be issued that number of full and fractional Acquiring Fund Class A Shares having a net asset value equal to the Acquired Fund Net Value attributable to the Acquired Fund Class A Shares then held by such Acquired Fund Shareholder; (b) each Acquired Fund Class B Shareholder shall be issued that number of full and fractional Acquiring Fund Class B Shares having a net asset value equal to the Acquired Fund Net Value attributable to the Acquired Fund Class B Shares then held by such Acquired Fund Shareholder; and (c) each Acquired Fund Class C Shareholder shall be issued that number of full and fractional Acquiring Fund Class C Shares having a net asset value equal to the Acquired Fund Net Value attributable to the Acquired Fund Class C Shares then held by such Acquired Fund Shareholder. All issued and outstanding capital stock of the Acquired Fund shall thereupon be canceled on the books of AAF. AAF shall provide instructions to the transfer agent of AGS with respect to the Acquiring Fund Shares to be issued to each Acquired Fund Shareholder. AGS shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AGS shall record on its books the ownership of each class of Acquiring Fund Shares by Acquired Fund Shareholders and shall forward a confirmation of such ownership to each of them. No redemption or repurchase of such Acquiring Fund Shares credited to former Acquired Fund Shareholders in respect of Acquired Fund shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AGS for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AGS.

         Section 2.7 Investment Securities. AIF's fund accounting and pricing agent shall deliver at the Closing a certificate of an authorized officer thereof verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, as reflected on the Acquiring Fund's books immediately following the Closing does or will conform to such information on the Acquired Fund's books immediately before the Closing.

         Section 2.8 Liabilities. The Acquired Fund shall use reasonable best efforts to discharge all of its known Liabilities, so far as may be possible, prior to the Closing Date.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF AAF

         AAF, on behalf of the Acquired Fund, represents and warrants to AGS that:

         Section 3.1 Organization; Authority. AAF is duly organized, validly existing and in good standing under the Maryland General Corporation Law, with all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         Section 3.2 Registration and Regulation of AAF. AAF is duly registered with the SEC as an investment company under the Investment Company Act, the Acquired Fund is a duly established and designated series thereof, and all Acquired Fund Shares that have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AAF to revoke or rescind any such registration or qualification. The Acquired Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. The Acquired Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the AAF Registration Statement currently in effect. The value of the net Assets is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of the Acquired Fund, and all purchases and redemptions of Acquired Fund Shares have been effected at the net asset value per share calculated in such manner.

         Section 3.3 Financial Statements. The books of account and related records of the Acquired Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 1999, of the Acquired Fund previously delivered to AGS (the "Acquired Fund Financial Statements") present fairly in all material respects the financial position of the Acquired Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

         Section 3.4 No Material Adverse Changes; Contingent Liabilities. Since December 31, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by the Acquired Fund or occurring in the ordinary course of business, of the Acquired Fund or the status of the Acquired Fund as a regulated investment company under the Code. There are no contingent Liabilities not disclosed in the Acquired Fund Financial Statements that are required to be disclosed in accordance with generally accepted accounting principles.

         Section 3.5 Acquired Fund Shares; Liabilities; Business Operations.

         (a) The Acquired Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         (b) AAF's management is unaware of any plan or intention of Acquired Fund Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Acquired Fund Shares before the Reorganization to any person "related" (within the meaning of Section 1.368-1(e)(3) of the Income Tax Regulations under the Code) to either Fund or (b) any portion of the Acquiring Fund Shares to be received by them in the Reorganization to any person related (within such meaning) to Acquiring Fund.

         (c) At the time of its Reorganization, the Acquired Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Acquired Fund Shares, except for the right of investors to acquire Acquired Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

         (d) From the date it commenced operations and ending on the Closing Date, the Acquired Fund will have conducted its "historic business" (within the meaning of Section 1.368-1(d)(2) of the Income Tax

Regulations under the Code) in a substantially unchanged manner. In anticipation of the Reorganization, the Acquired Fund will not dispose of assets that, in the aggregate, will result in less than 50% of its "historic business assets" (within the meaning of Section 1.368-1(d)(3) of those regulations) being transferred to the Acquiring Fund.

         (e) AAF does not have, and has not had during the six months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

         Section 3.6 Accountants. KPMG LLP, which has reported upon the Acquired Fund Financial Statements for the fiscal year ended December 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

         Section 3.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AAF on behalf of the Acquired Fund and, when this Agreement has been duly authorized, executed and delivered by AGS on behalf of the Acquiring Fund and approved by the Acquired Fund's shareholders, will constitute the legal, valid and binding obligation of AAF enforceable against AAF in accordance with its terms from and with respect to the revenues of the Acquired Fund and the Assets, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

         Section 3.8 No Breaches or Defaults. The execution and delivery of this Agreement by AAF on behalf of the Acquired Fund and the performance by AAF of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AAF, other than the Acquired Fund's shareholders' approval, and do not, and on the Closing Date will not, (i) result in any violation of the Articles of Incorporation or by-laws of AAF and (ii) result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property of the Acquired Fund or the Assets (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AAF is a party or by which it may be bound and which relates to the Assets or to which any property of the Acquired Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AAF or any property of the Acquired Fund. The Acquired Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Section 3.9 Authorizations or Consents. Other than those that shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AAF in connection with its due execution and delivery of this Agreement and its consummation of the transactions contemplated hereby.

         Section 3.10 Permits. AAF has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to the Acquired Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AAF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 3.11 No Actions, Suits or Proceedings.

         (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AAF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AAF before any Governmental Authority that questions the validity or legality of this Agreement or of the actions contemplated hereby or that seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AAF, threatened in writing or, if probable of assertion, orally, against AAF affecting any property, asset, interest or right of the Acquired Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Acquired Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AAF's conduct of the business of the Acquired Fund affecting in any significant respect the conduct of such business. AAF is not, and has not been to its knowledge, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of the Acquired Fund.

         Section 3.12 Contracts. AAF is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and that involves or affects the Assets, by which the assets, business, or operations of the Acquired Fund may be bound or affected, or under which it or the assets, business or operations of the Acquired Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AAF there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         Section 3.13 Properties and Assets. AAF, on behalf of the Acquired Fund, has good and marketable title to all properties and assets reflected in the Acquired Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Acquired Fund Financial Statements.

         Section 3.14 Taxes.

         (a) The Acquired Fund is a "fund" as defined in Section 851(g)(2) of the Code and has elected to be a regulated investment company under Subchapter M of the Code. The Acquired Fund has qualified for treatment as such for each taxable year since inception that has ended prior to the Closing Date and will continue to satisfy the requirements of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Acquired Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) insure continued qualification of the Acquired Fund for treatment as a regulated investment company for tax purposes and (ii) eliminate any tax liability of the Acquired Fund arising by reason of undistributed investment company taxable income or net capital gain, AAF will declare on or prior to the Closing Date to the shareholders of the Acquired Fund a dividend or dividends that, together with all previous dividends, shall have the effect of distributing (A) all of the Acquired Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 1999, and for the short taxable year beginning on January 1, 2000, and ending on the Closing Date and (B) all of the Acquired Fund's net capital gain recognized in its taxable year ended December 31, 1999, and in such short taxable year (after reduction for any capital loss carryover).

         (b) The Acquired Fund has timely filed all Returns required to be filed by it, and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Acquired Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiency for any Taxes has been proposed, assessed or asserted in writing by any taxing authority against the Acquired Fund, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending, and no Returns of the Acquired Fund are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

         (c) To the best knowledge of AAF, the fiscal year of the Acquired Fund has not been changed for tax purposes since the date on which it commenced operations.

         Section 3.15 Benefit and Employment Obligations. On or prior to the Closing Date, the Acquired Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including under any Benefit Plan, and will have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

         Section 3.16 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AAF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AAF or any action taken by it.

         Section 3.17 Voting Requirements. The vote of a majority of the outstanding Acquired Fund Shares entitled to vote cast at a meeting at which a quorum is present (the "Required Shareholder Vote") is the only vote of Acquired Fund Shareholders necessary to approve this Agreement and the Reorganization contemplated by this Agreement.

         Section 3.18 State Takeover Statutes. No state takeover statute or similar statute or regulation applies to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

         Section 3.19 Books and Records. The books and records of AAF relating to the Acquired Fund, reflecting, among other things, the purchase and sale of Acquired Fund Shares, the number of issued and outstanding shares owned by the Acquired Fund's shareholders and the states or other jurisdictions in which such shares were offered and sold, are complete and accurate in all material respects.

         Section 3.20 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for the Acquired Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 3.21 No Distribution. The Acquiring Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

         Section 3.22 Liabilities. The Liabilities were incurred by the Acquired Fund in the ordinary course of its business and are associated with the Assets. The fair market value of the Assets on a going concern basis will equal or exceed the sum of the Liabilities to be assumed by the Acquiring Fund plus the amount of Liabilities, if any, to which the Assets will be subject.

         Section 3.23 Value of Shares. The fair market value of the Acquiring Fund Shares received by each Acquired Fund Shareholder in the Reorganization will be approximately equal to the fair market value of its Acquired Fund Shares constructively surrendered in exchange therefor.

         Section 3.24 Shareholder Expenses. The Acquired Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

         Section 3.25 Intercompany Indebtedness. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount.

         Section 3.26 Diversification of Assets. Not more than 25% of the value of the Acquired Fund's total assets (excluding cash, cash items and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF AGS

         AGS, on behalf of the Acquiring Fund, represents and warrants to AAF as follows:

         Section 4.1 Organization; Authority. AGS is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

         Section 4.2 Registration and Regulation of AGS. AGS is duly registered with the SEC as an investment company under the Investment Company Act, and the Acquiring Fund is a duly established and designated series thereof. The Acquiring Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. The Acquiring Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AGS Registration Statement. The value of the net assets of the Acquiring Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of the Acquired Fund and all purchases and redemptions of Acquired Fund Shares have been effected at the net asset value per share calculated in such manner.

         Section 4.3 Financial Statements. The books of account and related records of the Acquiring Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 1999, of the Acquiring Fund previously delivered to AAF (the "Acquiring Fund Financial Statements") present fairly in all material respects the financial position of the Acquiring Fund as at the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

         Section 4.4 No Material Adverse Changes; Contingent Liabilities. Since December 31, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of the Acquiring Fund or the status of the Acquiring Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by the Acquiring Fund or occurring in the ordinary course of business of the Acquiring Fund or AGS. There are no contingent liabilities of an Acquiring Fund not disclosed in the Acquiring Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

         Section 4.5 Registration of Acquiring Fund Shares.

         (a) The shares of beneficial interest in AGS are divided into six portfolios, including the Acquiring Fund. The Acquiring Fund currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Agreement and Declaration of Trust, AGS is authorized to issue an unlimited number of shares of the Acquiring Fund.

         (b) The Acquiring Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AGS then in effect.

         (c) The Acquiring Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, the Acquiring Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Acquiring Fund Class A Shares, Acquiring Fund Class B Shares, or Acquiring Fund Class C Shares, except for the right of investors to acquire Acquiring Fund Class A Shares, Acquiring Fund Class B Shares, or Acquiring Fund Class C Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

         (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AGS's Registration Statement on Form N-14 shall be furnished to AAF and the Acquired

Fund Shareholders entitled to vote at the Acquired Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of the Acquiring Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AAF for inclusion in the Combined Proxy Statement/Prospectus.

         (e) The shares of the Acquiring Fund which have been or are being offered for sale (other than the Acquiring Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the AGS Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AGS to revoke or rescind any such registration or qualification.

         Section 4.6 Accountants. PricewaterhouseCoopers LLP, which has reported upon the Acquiring Fund Financial Statements for the period ended December 31, 1999, are independent public accountants as required by the Securities Act and the Exchange Act.

         Section 4.7 Binding Obligation. This Agreement has been duly authorized, executed and delivered by AGS on behalf of the Acquiring Fund and, assuming this Agreement has been duly executed and delivered by AAF, constitutes the legal, valid and binding obligation of AGS, enforceable against AGS in accordance with its terms from and with respect to the revenues and assets of the Acquiring Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

         Section 4.8 No Breaches or Defaults. The execution and delivery of this Agreement by AGS on behalf of the Acquiring Fund and performance by AGS of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AGS and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AGS and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of the Acquiring Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AGS is a party or by which it may be bound and which relates to the assets of the Acquiring Fund or to which any properties of the Acquiring Fund may be subject;
(B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AGS or any property of the Acquiring Fund. AGS is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Section 4.9 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AGS in connection with the due execution and delivery by AGS of this Agreement and the consummation by AGS of the transactions contemplated hereby.

         Section 4.10 Permits. AGS has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to the Acquiring Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AGS there are no proceedings relating to the suspension, revocation or modification of any

Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 4.11 No Actions, Suits or Proceedings.

         (a) There is no pending action, suit or proceeding, nor, to the knowledge of AGS, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AGS before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AGS, threatened in writing or, if probable of assertion, orally, against AGS, affecting any property, asset, interest or right of the Acquiring Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Acquiring Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AGS's conduct of the business of the Acquiring Fund affecting in any significant respect the conduct of such business. AGS is not, and has not been, to the knowledge of AGS, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of the Acquiring Fund.

         Section 4.12 Taxes.

         (a) The Acquiring Fund is a "fund" as defined in Section 851(g)(2) of the Code and has elected to be treated as a regulated investment company under Subchapter M of the Code. The Acquiring Fund has qualified for treatment as such for each taxable year since inception that has ended prior to the Closing Date and will continue to satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. The Acquired Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

         (b) The Acquiring Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Acquiring Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against the Acquiring Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of the Acquiring Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

         (c) The fiscal year of the Acquiring Fund has not been changed for tax purposes since the date on which it commenced operations.

         Section 4.13 Brokers. No broker, finder or similar intermediary has acted for or on behalf of AGS in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AGS or any action taken by it.

         Section 4.14 Representations Concerning the Reorganization.

         (a) The Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it at any time during the five-year period ending on the Closing Date directly or indirectly owned, any shares of the Acquired Fund.

         (b) AGS has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of Acquiring Fund's business as a series of an open-end investment company; nor does AGS have any plan or intention to redeem or otherwise reacquire any of the Acquiring Fund Shares issued in the Reorganization, except to the extent that the Acquiring Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as a series of an open-end, management investment company.

         (c) The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the Assets other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

         (d) Following the Reorganization, the Acquiring Fund will continue the "historic business" (within the meaning of Section 1.368-1(d)(2) of the Income Tax Regulations under the Code) of the Acquired Fund and will use a significant portion of the Acquired Fund's "historic business assets" (within the meaning of Section 1.368-1(d)(3) of those regulations) in a business.

         (e) There is no plan or intention for the Acquiring Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization.

         Section 4.15 Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for the Acquiring Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 4.16 Value of Shares. The fair market value of the Acquiring Fund Shares received by each Acquired Fund Shareholder in the Reorganization will be approximately equal to the fair market value of its Acquired Fund Shares constructively surrendered in exchange therefor.

         Section 4.17 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than the Acquiring Fund Shares (and the Acquiring Fund's assumption of the Liabilities, including for this purpose all Liabilities to which the Assets are subject) will be issued in exchange for the Assets in connection with the Reorganization. The fair market value of the Assets on a going concern basis will equal or exceed the sum of the Liabilities to be assumed by the Acquiring Fund plus the amount of Liabilities, if any, to which the Assets will be subject.

                                    ARTICLE 5
                                    COVENANTS

         Section 5.1 Conduct of Business.

         (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AAF shall conduct the business of the Acquired Fund only in the ordinary course and substantially in accordance with past practices, shall use its reasonable best efforts to preserve intact its business organization and material assets and to maintain the rights, franchises and business and customer relations necessary to conduct the business of the Acquired Fund in the ordinary course in all material respects and shall invest the Assets in a manner that ensures compliance with Section 3.14(a) of this Agreement. Without limiting the generality of the foregoing, AAF shall not do any of the following with respect to the Acquired Fund without the prior written consent of AGS, which consent shall not be unreasonably withheld:

                  (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock;

                  (ii) amend its Articles of Incorporation or by-laws;

                  (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or series or division thereof or any assets that are material, individually or in the aggregate, to the Acquired Fund taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice;

                  (iv) sell, lease or otherwise dispose of any of its material properties or assets, or mortgage or otherwise encumber or subject to any Lien any of its material properties or assets, other than in the ordinary course of business;

                  (v) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Acquired Fund, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

                  (vi) settle or compromise any material income tax liability or make any material tax election;

                  (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

                  (viii) change its method of accounting, except as required by changes in generally accepted accounting principles as concurred in by its independent auditors, or change its fiscal year;

                  (ix) make or agree to make any material severance, termination, indemnification or similar payments except pursuant to existing agreements; or

                  (x) adopt any Benefit Plan.

         (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AGS shall conduct the business of the Acquiring Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of the Acquiring Fund in the ordinary course in all material respects.

         Section 5.2 Announcements. AAF and AGS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither AAF nor AGS shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

         Section 5.3 Expenses. The Acquired Fund and the Acquiring Fund shall each bear the expenses it incurs in connection with this Agreement and the Reorganization and other transactions contemplated hereby.

         Section 5.4 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

         Section 5.5 Notice of Events. AGS shall give prompt notice to AAF, and AAF shall give prompt notice to AGS, of (a) the occurrence or nonoccurrence of any event which to the knowledge of AGS or to the knowledge of AAF, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of AAF, Sections 6.1 and 6.2 or (ii) in the case of AGS, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

         Section 5.6 Access to Information.

         (a) AAF will, during regular business hours and on reasonable prior notice, allow AGS and its authorized representatives reasonable access to the books and records of AAF pertaining to the Assets and to officers of AAF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AAF.

         (b) AGS will, during regular business hours and on reasonable prior notice, allow AAF and its authorized representatives reasonable access to the books and records of AGS pertaining to the assets of the Acquiring Fund and to officers of AGS knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AGS.

         Section 5.7 Consents, Approvals and Filings. Each of AAF and AGS shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of AAF and AGS shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of AAF and AGS shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

         Section 5.8 Submission of Agreement to Shareholders. AAF shall take all action necessary in accordance with applicable law and its Articles of Incorporation and by-laws to convene the Acquired Fund Shareholders Meeting. AAF shall, through its Board of Directors, recommend to the Acquired Fund Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AAF shall use its reasonable best efforts to hold the Acquired Fund Shareholders Meeting as soon as practicable after the date hereof.

                                    ARTICLE 6
                   CONDITIONS PRECEDENT TO THE REORGANIZATION

         Section 6.1 Conditions Precedent of AGS. The obligation of AGS to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AGS.

         (a) The representations and warranties of AAF on behalf of the Acquired Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

         (b) AAF shall have complied with and satisfied in all material respects all agreements and conditions relating to the Acquired Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

         (c) AGS shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AAF, in such individual's capacity as an officer of AAF and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AAF certifying as to the accuracy and completeness of the attached Articles of Incorporation and by-laws of AAF, and resolutions, consents and authorizations of or regarding AAF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

         (d) AGS shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AAF, or other counsel reasonably acceptable to AGS, in form and substance reasonably acceptable to counsel for AGS, as to the matters set forth in Schedule 6.1(d).

         (e) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

         Section 6.2 Mutual Conditions. The obligations of AAF and AGS to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more (other than that is paragraph (d)) may be waived in writing by AAF and AGS, but only if and to the extent that such waiver is mutual.

         (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AAF and AGS shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) This Agreement, the Reorganization of the Acquired Fund and related matters shall have been approved and adopted at the Acquired Fund Shareholders Meeting by the shareholders of the Acquired Fund on the record date by the Required Shareholder Vote.

         (c) The Assets to be acquired by the Acquiring Fund shall constitute at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by the Acquired Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by the Acquired Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions -- except (i) redemptions pursuant to the Investment Company Act not made as part of the Reorganization and (ii) distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code -- after the date of this Agreement shall be included as assets held by the Acquired Fund immediately prior to the Reorganization.

         (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

         (e) The Registration Statement on Form N-14 filed by AGS with respect to the Acquiring Fund Shares to be issued to Acquired Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

         (f) AAF and AGS shall have received on or before the Closing Date an opinion of Kirkpatrick & Lockhart LLP in form and substance reasonably acceptable to AAF and AGS, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement, which such counsel may treat as representations made to it, or in separate letters addressed to such counsel and any certificates delivered pursuant to this Agreement. Such opinion may state that no opinion is expressed as to the effect of the Reorganization on either Fund or any Acquired Fund Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

         (g) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

         Section 6.3 Conditions Precedent of AAF. The obligation of AAF to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AAF.

         (a) The representations and warranties of AGS on behalf of the Acquiring Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

         (b) AGS shall have complied with and satisfied in all material respects all agreements and conditions relating to the Acquiring Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

         (c) AAF shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AGS, in such individual's capacity as an officer of AGS and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AGS certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws, as amended, of AGS and resolutions, consents and authorizations of or regarding AGS with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

         (d) AAF shall have received the signed opinion of Kirkpatrick & Lockhart LLP, counsel to AGS, or other counsel reasonably acceptable to AAF, in form and substance reasonably acceptable to counsel for AGS, as to the matters set forth on Schedule 6.3(d).

                                    ARTICLE 7
                            TERMINATION OF AGREEMENT

         Section 7.1 Termination.

         (a) This Agreement may be terminated in whole or with respect to the Reorganization described herein on or prior to the Closing Date as follows:

                  (i) by mutual written consent of AAF and AGS; or

                  (ii) at the election of AAF or AGS:

                        (A) if the Closing Date shall not be on or before
                  November 30, 2000, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                        (B) if, upon a vote at the Acquired Fund Shareholders
                  Meeting or any adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

                        (C) if any Governmental Authority shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

         (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

         Section 7.2 Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of the Acquired Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and the Acquired Fund, except for the provisions of Section 5.3.

                                    ARTICLE 8
                                  MISCELLANEOUS

         Section 8.1 Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

         Section 8.2 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

         Section 8.3 Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

         Section 8.4 Obligations of AGS and AAF.

         (a) AAF and AGS hereby acknowledge and agree that the Acquiring Fund is a separate investment portfolio of AGS, that AGS is executing this Agreement on behalf of the Acquiring Fund, and that any amounts payable by AGS under or in connection with this Agreement shall be payable solely from the revenues and assets of the Acquiring Fund. AAF further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AGS in his or her capacity as an officer of AGS intending to bind AGS as provided herein, and that no officer, director or shareholder of AGS shall be personally liable for the liabilities or obligations of AGS incurred hereunder.

         (b) AAF and AGS hereby acknowledge and agree that the Acquired Fund is a separate investment portfolio of AAF, that AAF is executing this Agreement on behalf of the Acquired Fund and that any amounts payable by AAF under or in connection with this Agreement shall be payable solely from the revenues of the Acquired Fund and the Assets. AGS further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AAF in his or her capacity as an officer of AAF intending to bind AAF as provided herein, and that no officer, trustee or shareholder of AAF shall be personally liable for the liabilities of AAF incurred hereunder.

         Section 8.5 Amendments. This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by the Acquired Fund Shareholders, in any manner mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Acquired Fund Shareholders' interests.

         Section 8.6 Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

         Section 8.7 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

         Section 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

         Section 8.9 Entire Agreement; Schedules. This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

         Section 8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

         (a) If to AAF:                      with a copy to:

             AIM Advisor Funds, Inc.         Ballard Spahr Andrews & Ingersoll,
             11 Greenway Plaza, Suite 100      LLP
             Houston, Texas  77046-1173      1735 Market Street, 51st Floor
             Attn:  Carol F. Relihan, Esq.   Philadelphia, Pennsylvania
             Fax:  (713) 993-9185             19103-7599
                                             Attn:  William H. Rheiner, Esq.
                                             Fax:  (215) 864-8999

         (b) If to AGS:                      with a copy to:

             AIM Growth Series               Kirkpatrick & Lockhart LLP
             11 Greenway Plaza, Suite 100    1800 Massachusetts Avenue, N.W.
             Houston, Texas  77046-1173      Washington, D.C.  20036-1800
             Attn:  Carol F. Relihan, Esq.   Attn:  Arthur J. Brown, Esq.
             Fax:  (713) 993-9185            Fax:  (202) 778-9100

         Section 8.11 Representations by AIM Advisors. In its capacity as investment adviser to the Acquired Fund, AIM Advisors represents to AGS that to the best of its knowledge the representations and warranties of AAF and the Acquired Fund contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to the Acquiring Fund, AIM Advisors represents to AAF that to the best of its knowledge the representations and warranties of AGS and the Acquiring Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AAF and AGS do not have actual knowledge to the contrary after due inquiry.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    AIM Advisor Funds, Inc., acting on
                                    behalf of AIM Advisor Large Cap Value Fund



                                    By: /s/ Robert H. Graham
                                       ---------------------------------------



                                    AIM Growth Series, acting
                                    on behalf of AIM Basic Value Fund



                                    By: /s/ Robert H. Graham
                                       ---------------------------------------



                                    A I M Advisors, Inc.



                                    By: /s/ Robert H. Graham
                                       ---------------------------------------

                                 Schedule 6.1(d)

                            Opinion of Counsel to AAF


         1. AAF is a corporation validly existing and in good standing under the Maryland General Corporation Law.

         2. AAF is an open-end, management investment company registered under the Investment Company Act of 1940.

         3. The execution, delivery and performance of the Agreement by AAF have been duly authorized and approved by all requisite corporate action on the part of AAF. The Agreement has been duly executed and delivered by AAF and constitutes the valid and binding obligation of AAF.

         4. The Acquired Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

         5. To the best of our knowledge, AAF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

         We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AAF or who has devoted substantive attention on behalf of AAF during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Acquiring Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                 Schedule 6.2(f)

                                   Tax Opinion


         (i) The acquisition of the Assets by the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities, followed by the distribution of those Shares pro rata to the Acquired Fund Shareholders constructively in exchange for their Acquired Fund Shares, as provided in the Agreement, will qualify as a "reorganization" within the meaning of section 368(a) of the Code, and each Fund will be a "party to a reorganization" within the meaning of 368(b) of the Code.

         (ii) The Acquired Fund will recognize no gain or loss on the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities or on the distribution of those shares to the Acquired Fund Shareholders.

         (iii) The Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities.

         (iv) The Acquiring Fund's basis for the Assets will be the same as the Acquired Fund's basis therefor immediately before the Reorganization, and the Acquiring Fund's holding period for the Assets will include the Acquired Fund's holding period therefor.

         (v) An Acquired Fund Shareholder will recognize no gain or loss on the receipt of Acquiring Fund Shares in constructive exchange for all its Acquired Fund Shares pursuant to the Reorganization.

         (vi) An Acquired Fund Shareholder's aggregate basis for the Acquiring Fund Shares received thereby in the Reorganization will be the same as the aggregate basis for its Acquired Fund Shares to be constructively surrendered in exchange therefor, and its holding period for those Acquiring Fund Shares will included its holding period for those Acquired Fund Shares, provided the Acquired Fund Shareholder held the Acquired Fund Shares as capital assets at the Effective Time.

                                 Schedule 6.3(d)

                            Opinion of Counsel to AGS


         1. AGS is duly organized and validly existing as a business trust under the Delaware Business Trust Act.

         2. AGS is an open-end, management investment company registered under the Investment Company Act of 1940.

         3. The execution, delivery and performance of the Agreement by AGS have been duly authorized and approved by all requisite trust action on the part of AGS. The Agreement has been duly executed and delivered by AGS and constitutes the valid and binding obligation of AGS.

         4. The Acquired Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

         5. To the best of our knowledge, AGS is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

         We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AGS or who has devoted substantive attention on behalf of AGS during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Acquired Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.